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                                                                  EXHIBIT 99.1


                                                   STEWART & STEVENSON
                                                   CORPORATE HEADQUARTERS
                   [STEWART & STEVENSON LOGO]      P.O. BOX 1637
NEWS FROM:                                         HOUSTON, TX  77251-1637

                                    Client:   Stewart & Stevenson Services, Inc.

                                    Contact:  David Stewart, Treasurer
FOR IMMEDIATE RELEASE                         Stewart & Stevenson Services, Inc.
                                              713-868-7700

                                              Ken Dennard/kdennard@easterly.com
                                              Lisa Elliott/lisae@easterly.com
                                              Easterly Investor Relations
                                              713-529-6600

                  STEWART & STEVENSON ANNOUNCES DIVIDEND

      SEPTEMBER 17, 2001 - HOUSTON - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor and service provider of industrial and energy related equipment; oilfield and airline ground support equipment; and medium tactical vehicles for the U.S. Army, announced that in its meeting of September 11, 2001 the Board of Directors declared a quarterly cash dividend of $0.085 a share payable on November 9, 2001 to shareholders of record on October 31, 2001.


                           Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides services for a wide range
[STEWART & STEVENSON LOGO] of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine, and transportation.